Calculation of Filing Fee Tables
S-3
Apollo Global Management, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	4.600% Senior Notes due 2031	457(r)	400,000,000		$ 399,636,000.00	0.0001381	$ 55,189.73
Fees to be Paid	2	Debt	Guarantee of 4.600% Senior Notes due 2031	Other				0.0001381	$ 0.00
Fees to be Paid	3	Debt	5.150% Senior Notes due 2035	457(r)	350,000,000		$ 347,140,500.00	0.0001381	$ 47,940.10
Fees to be Paid	4	Debt	Guarantee of 5.150% Senior Notes due 2035	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 746,776,500.00		$ 103,129.83
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 103,129.83
Offering Note
[1]	Note 1(a) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Apollo Global Management, Inc. (the "Company") initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-271275), filed with the Securities and Exchange Commission (the "SEC") on April 14, 2023. This filing fee exhibit is in connection with a final prospectus supplement (the "prospectus supplement") dated November 5, 2025, filed by the Company and Additional Registrants with the SEC pursuant to Rule 424(b) of the Securities Act. Note 1(b) The notes issued by the Company are fully and unconditionally guaranteed by the Additional Registrants. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

[2]	See Notes 1(a) and 1(b).

[3]	See Notes 1(a) and 1(b).

[4]	See Notes 1(a) and 1(b).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $746,776,500.00. The prospectus is a final prospectus for the related offering.